Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the inclusion in this Amendment No.3 to the Registration Statement on Form S-1 (No. 333-225876) of Creative Realities, Inc. of our report dated September 17, 2018 relating to the financial statements of Allure Global Solutions, Inc. for the years ended March 31, 2018 and 2017, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Aprio

Atlanta, Georgia
October 22, 2018